ARMOUR RESIDENTIAL REIT, Inc. Company Update May 8, 2015

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

Monthly Commentary 3 Since our earnings conference call on April 30th, ARMOUR reinvested anticipated monthly pay downs by purchasing “DUS” Bonds – FNMA Delegated Underwriting and Servicing Bonds. These assets have attractive convexity because principal payments are effectively limited to scheduled amortization for the first nine and a half years due to prepayment protection. As a result, they do not shorten in duration in a bond rally. However, in a higher rate environment, they will not lengthen, and cannot be longer than ten years. We generally fund these assets on the same terms as our FNMA pass-through assets. We also “rolled” a portion of our FNMA dollar roll position from May to July at a price we see as picking up around 90 basis points over just owning and financing the assets. Also since our earnings call, we have been active in buying back common stock, purchasing a total of 1,113,00 shares through May 7th. For clarity and ease of use, we have moved a significant amount of information from the commentary into a tabular format on the following page.

ARMOUR Monthly Metrics 4 (1) Some of the data may be based on information preceding the date of the report (i.e., closing prices). (2) Leverage does not include TBA dollar rolls and is based on the most recent audited financial statements available in the 10Q/10K at the time of the report. Quarter Asset Yield Cost of Funds Net Interest Margin Q1 2014 3.20 1.37 1.82 Q2 2014 2.85 1.40 1.46 Q3 2014 2.68 1.25 1.43 Q4 2014 2.71 1.44 1.27 Q1 2015 2.72 1.52 1.20 Report Date (1) March 24 2015 April 15 2015 May 8 2015 Common Stock Price $3.19 $3.18 $3.03 Estimated Book Value Range $4.09 - $4.13 $4.09 - $4.13 $4.12 - $4.16 Common Shares Outstanding 352,292,815 352,375,305 351,266,624 Preferred A Shares Outstanding 2,180,572 2,180,572 2,180,572 Preferred B Shares Outstanding 5,650,000 5,650,000 5,650,000 Asset Balance Sheet Duration 4.02 3.90 4.37 Hedge Balance Sheet Duration -3.92 -3.78 -3.69 Net Balance Sheet Duration 0.10 0.11 0.68 Leverage(2) 8.4 7.8 8.2 Rates DV01 151,000 182,000 1,100,000 Spread DV01 7,670,000 8,020,000 8,547,000 FNCL 3.5 Price 05.20 105.20 104.39 FNCI 3.0 Price 104.83 105.11 104.36 10 Yr Treasury Yield .87% 1.89% 2.18%

ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing.(1) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 5 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. • Accretive fee structure: effective fee percentage declines as equity increases. Common Stock Dividend Policy Capitalization • 351,266,624 shares of common stock outstanding (NYSE: “ARR”). • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Estimated book value of common stock of $1.5 billion. • Preferred stock par value of $195.8 million • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of core and taxable REIT income. Information as of 5/7/2015. (1) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology.

ARMOUR Balance Sheet Targets ARMOUR invests in Agency mortgage securities. Net balance sheet weighted average duration target of 1.5 or less. • 4.37 gross asset duration. • -3.69 hedge duration. • 0.68 net balance sheet duration. Hedge a minimum of 40% of assets and funding rate risk. • $12.4 billion in hedges (swaps and futures). • 76.5% of assets hedged (52.6% with current paying swaps). • 91.1% of repurchase agreements hedged (62.6% with current paying swaps). Hold 40% of unlevered equity in cash between prepayment periods. • $960.9 million in total liquidity. • $411.1 million in true cash. • $343.2 million in unlevered securities. • $206.6 million in short term Agency P&I. Long term debt to equity target of 8x - 9x. • $13.7 billion in net REPO borrowings. • 8.2x Q1 2015 shareholders’ equity (not including TBA dollar rolls). 6 Assets Duration Hedging Liquidity Leverage Information as of 5/7/2015.

ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

➢ **Diversify Broadly**
- Diversification limits idiosyncratic pool risk.
- Over 1300 cusips.

➢ **Highly Liquid Assets**
- Purchase those Agency securities that are highly liquid (easily traded and priced).
- ARMOUR purchases "pass-through" securities.
- No collateralized mortgage obligations ("CMOs").

➢ **Diversified Sources**
- Source assets through a mix of direct purchases from:
  - Originators.
  - Dealer inventories.
  - Institutional investors.

➢ **Loan Analysis – Inelasticity vs. Elasticity**
- Credit work on non-credit assets.
- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 80% of our 15yr MBS are between 85K – 175K loan balances.

➢ **Pool Analysis**
- Prepayment history.
- Prepayment expectations.
- Premium over par.
- "Hedgability."
- Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 5/7/2015.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class	% of Total ARR Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.83%	$ 135.6	104.5%	105.1%	2.76/3.36	1.10
Agency Multifamily Ballooning in 120 Months or Less	14.46%	$ 2,351.8	102.7%	103.0%	3.07/4.13	7.75
Fixed Rates Maturing in 120 Months or Less	0.22%	$ 36.2	104.3%	106.8%	4.10/4.48	2.53
Fixed Rates Maturing Between 121 and 180 Months	35.70%	$ 5,805.9	104.5%	105.9%	3.31/3.80	3.60
Fixed Rates Maturing Between 181 and 240 Months	29.96%	$ 4,872.1	106.1%	105.8%	3.66/4.17	3.44
Fixed Rates Maturing Between 241 and 360 Months	10.19%	$ 1,657.3	106.3%	106.8%	3.90/4.38	4.90
FNCL 3.5 TBA	8.63%	$ 1,403.8	104.3%	104.0%	3.50/3.50	4.07
Total or Weighted Average	100.00%	$ 16,262.7	104.90%	105.4%	3.46/4.06	4.30

	Duration Contribution to Balance Sheet [1]
Agency Assets	4.37
Interest Rate Swaps & Eurodollar Futures	-3.69
Net Balance Sheet Duration	0.68

	Amount (millions)	Total Hedge % (Current Paying)	Total Hedge % (All Hedges)
Assets	$ 16,262.7	52.6%	76.5%
Net Repo Balance	$ 13,667.8	62.6%	91.1%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

(1) The duration contribution to the balance sheet is based on effective duration and market value.

Information as of 5/7/2015. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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ARMOUR Hedge Portfolio 9 Information as of 5/7/2015. Some totals may not foot due to rounding. Current Paying Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 8 2,675.0$ 1.12 Interest Rate Swap 13-24 Months 14 850.0$ 1.37 Interest Rate Swap 25-36 Months 30 650.0$ 0.80 Interest Rate Swap 37-48 Months 0 -$ 0.00 Interest Rate Swap 49-60 Months 55 2,000.0$ 1.56 Interest Rate Swap 61-72 Months 0 -$ 0.00 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 94 1,375.0$ 2.11 Interest Rate Swap 97-108 Months 0 -$ 0.00 Interest Rate Swap 109-120 Months 116 1,000.0$ 2.66 Interest Rate Swap 121-132 Months 0 -$ 0.00 Eurodollar Futures 0-4 Months 4 10.0$ 0.00 Total or Weighted Average 48 $ 8,560.0 1.56 Forward Star ing Weighted Average Months to Start Weighted Average Underlying Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 10 120 2,100.0 2.27 Interest Rate Swap 11 72 1,025.0$ 2.05 Interest Rate Swap 8 48 350.0$ 1.53 Interest Rate Swap 12 24 400.0$ 1.29 Total or Weighted Average 10 91 $ 3,875.0 2.04

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 10 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

	REPO Counter-Party[(1)]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	BNP Paribas Securities Corp.	$	1,097.1	7.9%	145	92	175
2	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	1,033.7	7.5%	83	22	43
3	Mitsubishi UFJ Securities (USA), Inc.	$	959.7	6.9%	82	43	88
4	Morgan Stanley & Co. LLC	$	939.9	6.8%	62	25	60
5	Wells Fargo Securities	$	920.5	6.7%	31	16	32
6	J.P. Morgan Securities LLC	$	841.6	6.1%	84	55	89
7	Citibank, N.A.	$	700.0	5.1%	366	248	312
8	The Bank of Nova Scotia	$	665.5	4.8%	73	37	60
9	ICBC Financial Services LLC	$	653.5	4.7%	79	29	50
10	Barclays Capital Inc.	$	508.6	3.7%	91	30	36
11	ABN AMRO Bank N.V.	$	480.4	3.5%	73	43	53
12	Daiwa Securities America Inc.	$	460.0	3.3%	90	44	64
13	The Bank of New York Mellon	$	450.0	3.3%	344	123	146
14	ING Financial Markets LLC	$	441.5	3.2%	79	29	60
15	CRT Capital Group LLC	$	407.2	2.9%	63	19	19
16	E D & F Man Capital Markets Inc.	$	370.8	2.7%	89	37	48
17	Royal Bank of Canada	$	336.5	2.4%	78	36	54
18	Nomura Securities International, Inc.	$	326.7	2.4%	72	30	36
19	KGS-Alpha Capital Markets, L.P.	$	320.7	2.3%	41	13	40
20	UBS Securities LLC	$	313.2	2.3%	86	34	40
21	Mizuho Securities USA Inc.	$	283.6	2.1%	87	41	41
22	South Street Securities LLC	$	254.9	1.8%	29	15	15
23	TD Bank, N.A.	$	252.8	1.8%	90	42	67
24	Citigroup Global Markets Inc.	$	203.8	1.5%	90	30	49
25	Pierpont Securities LLC	$	200.4	1.4%	57	24	40
26	Guggenheim Securities, LLC	$	140.1	1.0%	71	39	39
27	Credit Suisse Securities (USA) LLC	$	110.9	0.8%	92	42	43
28	Natixis Financial Products LLC	$	79.3	0.6%	88	1	1
29	Goldman, Sachs & Co.	$	45.6	0.3%	87	15	15
30	Deutsche Bank Securities Inc.	$	35.6	0.3%	91	64	64
	Total or Weighted Average	**$**	**13,834.1**	**100.0%**	**102**	**51**	

Weighted Average Repo Rate	0.38%
Weighted Average Haircut	4.79%

May Paydowns	(166.3)
Net REPO after Paydowns	13,667.8
Debt to Q1 2015 Shareholders' Equity Ratio	8.2

(1) ARMOUR has signed MRAs with 41 counterparties.

Information as of 5/7/2015.
Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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12 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340